Exhibit 10.1

                     AGREEMENT AND PLAN OF REORGANIZATION
                          AND CORPORATE SEPARATION

     THIS AGREEMENT AND PLAN OF REOGANIZATION AND CORPORATE SEPARATION (the "Agreement") is entered into effective the 3rd day of March, 2003, by and between CORDIA CORPORATION, a Nevada corporation, (hereinafter referred to as "Cordia"), and WEST LANE GROUP, INC., a New York corporation (hereinafter referred to as "West Lane"), based on the following:

                                Premises

     Cordia owns various corporations engaged in businesses ranging from telecommunication to insurance. Cordia is interested in moving its business focus away from the insurance business. To this end, Cordia wants to transfer its interest in its insurance business, which is currently operated through wholly owned subsidiaries named ISG Group, Inc. ("ISG") and US Direct Insurance Agency, Inc. ("US Direct"). ISG (doing business as Insurance Solutions Group) owns Universal Recoveries, Inc. (doing business as Subrogation Partners), U.L.A.E., Inc. (doing business as Claims Partners) and US Direct (doing Business as Premium Partners). All the subsidiary entities will be transferred with ISG and US Direct.

     Cordia's board of directors has analyzed the best way to transfer ISG and receive the most value for Cordia and its shareholders. Given ISG's current losses and the potential for finding a buyer for ISG, Cordia has approached West Lane, which is controlled by the current management of ISG. West Lane owns seven hundred thousand shares of Cordia's common stock.

     West Lane and ISG have agreed to split off ISG from Cordia by transferring control of ISG to West Lane in exchange for a purchase price of seven hundred fifty thousand dollars ($750,000). The purchase price will be represented by a promissory note from West Lane to Cordia in the amount of seven hundred fifty thousand dollars ($750,000).

                                 Agreement

     Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived here from, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                ARTICLE I
                 Sale of Business/Corporate Separation

     1.01 Sale of Business/Corporate Separation. On the terms, and subject to the conditions, set forth in this Agreement, on the closing date, Cordia agrees to sell, transfer, convey and deliver to West Lane and West Lane agrees to accept and purchase ISG and US Direct, along with ISG's and US Direct's existing business and assets, as a going concern, including, without limiting the generality of the foregoing, the tangible and intangible personal property, leasehold interest (subject to the provisions set forth herein), equipment, and its subsidiaries. The transfer of ISG shall refer to not only the transfer of ISG but also any and all subsidiaries of ISG including but not limited to Universal Recoveries, Inc. (doing business as Subrogation Partners); U.L.A.E., Inc. (doing business as Claims Partners) along with all the business and assets, tangible and intangible of the subsidiaries. The transfer of US Direct shall refer to not only the transfer of US Direct but also any and all subsidiaries of US Direct along with all the business and assets, tangible and intangible of the subsidiaries. Except as specifically set forth herein, no other assets of Cordia are to be sold, transfer, conveyed or delivered to West Lane.

     1.02 Consideration for Sale of Business. In consideration of the conveyance from Cordia to West Lane of one hundred percent ownership interest in ISG and US Direct, West Lane hereby agrees to deliver to Cordia, at the Closing, as hereinafter defined, Seven hundred thousand a promissory note in the principal amount of seven hundred fifty thousand dollars ($750,000) and bearing interest at 6% as follows: the first interest payment is due March 31, 2003, then payable quarterly until December 31, 2004, with a final interest payment covering only two months due on February 28, 2005. The promissory note shall be secured by seven hundred thousand (700,000) shares of Cordia's common stock held by West Lane. The promissory note shall be in substantially similar form to the note attached hereto as exhibit "A."

     1.03 Further Assurances. At the Closing and from time to time thereafter, West Lane and Cordia shall execute such additional instruments and take such other action as the parties may reasonably request, without undue cost to West Lane or Cordia in order to more effectively sell, transfer, and assign clear title and ownership to the business and assets.

     1.04 Encumbrances. All shares of ISG and US Direct to be transferred by Cordia shall be done so without any liens, claims and encumbrances of whatever nature and the recipient of the shares shall have the free and unqualified right to bargain, sell, transfer, convey, and assign the same without the prior authorization, consent or approval of any other party, except as may be limited by restriction under federal or state Securities laws. The shares of Cordia held by West Lane are deemed "restricted securities" as that term is defined under the Securities Act of 1933, as amended, and the parties acknowledges the restriction on transfer placed on them by such securities laws. Cordia acknowledged that these restrictions will not prevent the transfer of such shares to Cordia and Cordia will not rely on this restriction to terminate this Agreement or the provisions under this Agreement.

     1.05 Access to Properties and Records Prior to Closing. Until the Closing Date, West Lane and Cordia will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of West Lane or Cordia and will furnish the other party with such additional financial and other information as to the business and properties of West Lane or Cordia as each party shall from time to time reasonably request.

     1.06 Delivery of Certificates by Cordia. The transfer of ISG and US Direct shares by Cordia shall be effected by the delivery to West Lane at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed.

     1.07 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place (the "Closing Date"). The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

     1.08     Closing Events.

     (a) Cordia Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Cordia shall deliver to West Lane at Closing all the following:

     (i) A certificate of good standing from the secretary of States of Nevada and New York, issued as of a date within five days prior to the Closing Date, certifying that Cordia, ISG and US Direct are in good standing as corporations in the respective States of Nevada and New York;

     (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Cordia executing this Agreement and any other document delivered pursuant hereto on behalf of Cordia;

     (iii) Copies of the resolutions of Cordia's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Cordia as of the Closing Date;

     (iv) The certificate contemplated by Section 4.02, duly executed by the chief executive officer of Cordia;

     (v) The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of Cordia;

     (vi) Certificates for ISG Group, Inc. (10,540,000) shares of ISG's Common Stock in the name of West Lane, which shares shall represent one hundred percent (100%) of the issued and outstanding stock of ISG;

     (vii) Certificates for US Direct Insurance Agency, Inc. (11,111) shares of US Direct's Common Stock in the name of West Lane, which shares shall represent one hundred percent (100%) of the issued and outstanding stock of US Direct; and

     In addition to the above deliveries, Cordia shall take all steps and actions as West Lane may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

     (b) West Lane Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, West Lane shall deliver to Cordia at Closing all the following:

     (i) A certificate of good standing from the secretary of state of New York, issued as of a date within five days prior to the Closing Date certifying that West Lane is in good standing as a corporation in the State of New York;

     (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of West Lane executing this Agreement and any other document delivered pursuant hereto on behalf of West Lane;

     (iii) Copies of resolutions of the board of directors and of the stockholders of West Lane authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of West Lane as of the Closing Date;

     (iv) The certificate contemplated by Section 5.02, executed by the chief executive officer of West Lane;

     (v) The certificate contemplated by Section 5.03, dated the Closing Date, signed by the chief executive officer of West Lane;

     (vi) A promissory note in the principal amount of seven hundred fifty thousand dollars ($750,000) and in substantially similar form and tenor to the promissory note attached hereto as exhibit "A;" and

     (vii)     A pledge and security agreement securing the promissory note.

In addition to the above deliveries, West Lane shall take all steps and actions as West Lane may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

                         ARTICLE II
     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WEST LANE

     As an inducement to, and to obtain the reliance of Cordia, West Lane represents and warrants as follows:

     2.01 Organization. West Lane is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of West Lane's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

     2.02 Approval of Agreement. West Lane has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated, except Cordia which has been waived. The board of directors of West Lane has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the West Lane shareholders and compliance with state and federal corporate and securities laws.

     2.03 Encumbrances. The shares of Cordia common stock to be transferred by West Lane hereby are conveyed free and clear of any and all liens, claims, and encumbrances, and West Lane has the free and unqualified right to bargain, sell, transfer, convey, and assign the same without the prior authorization, consent, or approval of any other party.

     2.04 Information. The information concerning West Lane set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     2.05 Absence of Certain Changes or Events. Except as set forth in this Agreement, or as updated by a written schedule:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of West Lane or (ii) any damage, destruction, or loss to West Lane (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of West Lane;

     (b) West Lane has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of West Lane; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) West Lane has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent West Lane balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of West Lane; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) To the best knowledge of West Lane, it has not become subject to any law or regulation, which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of West Lane.

     2.06 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of West Lane, threatened by or against West Lane or adversely affecting West Lane or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. West Lane does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     2.07 Compliance with Laws and Regulations. West Lane has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance
(i) could not materially and adversely affect the business, operations, properties, assets, or condition of West Lane or (ii) could not result in the occurrence of any material liability for West Lane. To the best knowledge of West Lane, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

     2.08     Material Contract Defaults.   West Lane is not in default in any
material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of West Lane, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which West Lane has not taken adequate steps to prevent such a default from occurring.

     2.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which West Lane is a party or to which any of its properties or operations are subject.

                            ARTICLE III
        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CORDIA

     As an inducement to, and to obtain the reliance of, West Lane, Cordia represents and warrants as follows:

     3.01 Organization. Cordia is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Cordia. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Cordia's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

     3.02 Approval of Agreement. Cordia has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Cordia have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Cordia Stockholders, if required, and compliance with state and federal corporate and securities laws.

     3.03 Capitalization. The authorized capitalization of Cordia consists of 20,000,000 shares of common stock, $0.001 par value, of which as of the date hereof 5,751,000 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, $0.001 par value, none of which is issued and outstanding. All issued and outstanding shares of Cordia are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Cordia.

     3.04     Financial Statements.

     (a) Included in Schedule 3.04 are the audited balance sheet of Cordia as of December 31, 2001 and 2000, and the related statements of operations, cash flows, and stockholders' equity for the period September 30, 2002, including the notes thereto, and the accompanying report of Cipolla Sziklay Zak & Co., L.L.C., independent certified public accountants. Such financial statements shall show in significant detail the debts, obligations and liabilities of ISG and US Direct as separate items so that a reader of such financial statements will be able to determine the debts, obligations and liabilities of ISG and US Direct.

     (b) The audited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Cordia present fairly, as of their respective dates, the financial position of Cordia. Cordia did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Cordia, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Cordia as of their respective dates and for the respective periods covered thereby.

     (c) Cordia has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. Cordia has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Cordia, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Cordia may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Cordia, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of Cordia, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Cordia has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Cordia, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Cordia.

     3.05 Outstanding Warrants and Options. Cordia has 136,000 issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued Cordia Common Stock. None of these warrants, options, calls or commitments are for shares of ISG.

     3.06 Information. The information concerning Cordia set forth in this Agreement and in the schedules delivered by Cordia pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Cordia shall cause the schedules delivered by Cordia pursuant hereto to West Lane hereunder to be updated after the date hereof up to and including the Closing Date.

     3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent Cordia balance sheet described in Section 3.04 and included in the information referred to in
Section 3.06:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Cordia or (ii) any damage, destruction, or loss to Cordia materially and adversely affecting the business, operations, properties, assets, or conditions of Cordia.

     (b) Cordia has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Cordia; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

     (c) Cordia has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Cordia balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Cordia; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) To the best knowledge of Cordia, it has not become subject to any law or regulation, which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Cordia.

     3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Cordia balance sheet and the notes thereto, Cordia has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, and assets, which are reflected in the most recent Cordia balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and
(ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Cordia, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Cordia as now being conducted or as contemplated.

     3.09 Litigation and Proceedings. Except as otherwise disclosed, there are no material actions, suits, or proceedings pending or, to the knowledge of Cordia, threatened by or against Cordia or adversely affecting Cordia, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Cordia does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.10 Material Contract Defaults. Cordia is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Cordia, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Cordia has not taken adequate steps to prevent such a default from occurring.

     3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Cordia is a party or to which any of its properties or operations are subject.

     3.12 Governmental Authorizations. Cordia has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Cordia of this Agreement and the consummation by Cordia of the transactions contemplated hereby.

     3.13 Compliance With Laws and Regulations. Cordia has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Cordia or except to the extent that noncompliance would not result in the occurrence of any material liability for Cordia. To the best knowledge of Cordia, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

     3.14 Subsidiary. Cordia owns all the issued and outstanding stock of the following subsidiaries Cordia Communications Corp., ISG Group, Inc. (doing business as Insurance Solutions Group) which in turn owns Universal Recoveries, Inc. (doing business as Subrogation Partners); U.L.A.E., Inc. (doing business as Claims Partners); and US Direct Insurance Agency, Inc. (doing business as Premium Partners).

     3.15 Encumbrances. The shares of ISG and US Direct common stock to be transferred by Cordia hereby are conveyed free and clear of any and all liens, claims, and encumbrances, and Cordia has the free and unqualified right to bargain, sell, transfer, convey, and assign the same without the prior authorization, consent, or approval of any other party. All shares of ISG and US Direct common stock to be transferred by Cordia when transferred will be legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

     3.16     US Direct Liabilities.     At the time of Closing, US Direct
shall have no debts, liabilities, obligations or contingencies. Any debts, liabilities, obligations or contingencies of US Direct shall be settled prior to closing by Cordia which will indemnify and hold harmless West Lane and US Direct for any debts, liabilities, obligations or contingencies of US Direct prior to the Closing.

     3.17 Cordia Schedules. Cordia has delivered to West Lane the following schedules, which are collectively referred to as the "Cordia Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and West Lane as of such date, all certified by the chief executive officer of Cordia as complete, true, and accurate:

     (a) A schedule including copies of the articles of incorporation and bylaws of Cordia and all amendments thereto in effect as of the date of this Agreement;

     (b) A schedule containing copies of resolutions adopted by the board of directors of Cordia approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

     (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Cordia since the most recent Cordia balance sheet, required to be provided pursuant to Section 3.04 hereof;

     (d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof; and

     (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Cordia Schedules by Sections 3.01 through 3.16.

Cordia shall cause the Cordia Schedules and the instruments delivered to West Lane hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Cordia Schedules, certified in the same manner as the original Cordia Schedules, shall be delivered prior to and as a condition precedent to the obligation of West Lane to close.

                                ARTICLE IV
              CONDITIONS PRECEDENT TO OBLIGATIONS OF CORDIA

     The obligations of Cordia under this Agreement are subject to the satisfaction of Cordia, at or before the Closing Date, of the following conditions:

     4.01. Shareholder Approval. West Lane, if required by New York statutes, shall call and hold a meeting of its shareholders, or obtain through a majority written consent of its shareholders, whereby the shareholders of West Lane authorize and approve this Agreement and the transactions contemplated hereby.

     4.02 Accuracy of Representations. The representations and warranties made by West Lane in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and West Lane shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by West Lane prior to or at the Closing. Cordia shall be furnished with certificates, signed by duly authorized officers of West Lane and dated the Closing Date, to the foregoing effect.

     4.03 Officer's Certificates. Cordia shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of West Lane to the effect that to such officers best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of West Lane threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and West Lane's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

     (a) This Agreement has been duly approved by West Lane's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of West Lane by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of West Lane pursuant to a unanimous consent;

     (b) There have been no material adverse changes in West Lane up to and including the date of the certificate;

     (c) All conditions required by this Agreement have been met, satisfied, or performed by West Lane;

     (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by West Lane have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

     (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against West Lane, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of West Lane, the operation of West Lane, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which West Lane is bound or in any way contests the existence of West Lane.

     4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of West Lane, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of West Lane.

     4.05 Good Standings. Cordia shall have received a certificate of good standing from the secretary of state of New York, dated as of the date within five days prior to the Closing Date, certifying that West Lane is in good standing as a corporation in the State of New York.

     4.06 Other Items. Cordia shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Cordia may reasonably request.

                                ARTICLE V
              CONDITIONS PRECEDENT TO OBLIGATIONS OF WEST LANE

     The obligations of West Lane under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     5.01 Cordia Shareholders. If required by Nevada statutes, Cordia Shareholders have approved this Agreement and the proposed transaction.

     5.02 Accuracy of Representations. The representations and warranties made by Cordia in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Cordia shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Cordia prior to or at the Closing. West Lane shall be furnished with a certificate, signed by a duly authorized officer of Cordia and dated the Closing Date, to the foregoing effect.

     5.03 Officer's Certificates. West Lane shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of Cordia to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Cordia, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Cordia's own documents, the certificate shall represent, to the best knowledge of the officer, that:
     (a) This Agreement has been duly approved by Cordia's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Cordia by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Cordia pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

     (b) Except as provided or permitted herein, there have been no material adverse changes in Cordia up to and including the date of the certificate;

     (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Cordia have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

     (d) Except as otherwise disclosed in Schedule 3.09, there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Cordia, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Cordia, the operation of Cordia, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Cordia is bound or would in any way contest the existence of Cordia.

     5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Cordia, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Cordia.

     5.05 Good Standing. West Lane shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that the Cordia is in good standing as a corporation in the State of Nevada.

     5.06 Other Items. West Lane shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as West Lane may reasonably request.

                            ARTICLE VI
                        SPECIAL COVENANTS

     6.01     Activities of West Lane and Cordia

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by West Lane and Cordia pursuant hereto or as permitted or contemplated by this Agreement, West Lane and Cordia will each:

     (i) Carry on its business in substantially the same manner as it has heretofore;

     (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;
     (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

     (iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

     (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

Fully cooperate for the purpose of completing and filing any and all reports required by the Securities Exchange Commission, including but not limited to the 8K, 10K and/or
     10Q, and any and all state and/or federally required financial, tax and/or regulatory reports.

     (b) From and after the date of this Agreement and except as provided herein until the Closing Date, West Lane and Cordia will not:

     (i)     Make any change in its articles of incorporation or bylaws;

     (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

     (iii) Enter into any agreement for the sale of Cordia or West Lane securities without the prior approval of the other party.

     6.02 Access to Properties and Records. Until the Closing Date, Cordia and West Lane will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Cordia or West Lane and will furnish the other party with such additional financial and other information as to the business and properties of Cordia or West Lane as each party shall from time to time reasonably request.

     6.03 The Acquisition of Common Stock. West Lane and Cordia understand and agree that the consummation of this Agreement including the issuance of the ISG and US Direct Common Stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. West Lane and Cordia agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

          (a) In connection with the transaction contemplated by this Agreement, West Lane and Cordia shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Cordia reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

     (b) In order to more fully document reliance on the exemptions as provided herein, Cordia, the Cordia Stockholders, and West Lane shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as West Lane or Cordia and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

          (c) The Cordia Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.


     6.04 Indemnification by Cordia. Cordia will indemnify and hold harmless West Lane and its directors and officers, and each person, if any, who controls West Lane within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Cordia expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of West Lane and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

     6.05. Indemnification by West Lane. West Lane will indemnify and hold harmless Cordia, the Cordia Stockholders, Cordia's directors and officers, and each person, if any, who controls Cordia within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange
Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by West Lane expressly for use therein. The indemnity agreement contained in this Section 6.05 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Cordia and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

                            ARTICLE VII
                           MISCELLANEOUS

     7.01 Brokers. West Lane and Cordia agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, West Lane and Cordia each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

     The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

     7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

     7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of New York.

     7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to West Lane, to: Brian Brumit    If to Cordia, to:  Patrick Freeman
                     728 Post Road East                 54 Danbury Road, #370
                     Westport, Connecticut 06880        Ridgefield,
                     Fax: (203) 254-2253                Connecticut 06877
                                                        Fax:  (914) 633-5809

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     7.06 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     7.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     7.08     Third Party Beneficiaries.   This Agreement is solely between
West Lane and Cordia and no director, officer, stockholder, employee, agent independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     7.09 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

CORDIA: CORDIA CORPORATION


     By: /s/
        -----------------------
        Patrick Freeman, President

WEST LANE: WEST LANE GROUP, INC.


     By: /s/
        -------------------------
        Keith Minella, President




STATE OF __________               )
                              ss.
COUNTY OF __________          )

     On this 4th day of March, 2003, personally appeared before me Patrick Freeman, whose identity is personally known to me and who by me duly sworn, did say that he is the President of Cordia Corporation and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said Patrick Freeman acknowledged to me that said corporation executed the same.

              /s/
     _________________________
     NOTARY PUBLIC

STATE OF _________               )
                              ss.
COUNTY OF __________          )

     On this 4th day of March, 2003, personally appeared before me Keith Minella, whose identity is personally known to me and who by me duly sworn, did say that he is the President of West Lane Group, Inc. and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said Keith Minella acknowledged to me that said corporation executed the same.

          /s/
     ___________________________
     NOTARY PUBLIC